FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES FIFTH LAS VEGAS PROPERTY,

CAPS $126 MILLION IN ACQUISITIONS FOR 2010

     LAS VEGAS - December 30, 2010 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT targeting the self-storage market - recently acquired its fifth property in Las Vegas, totaling approximately 740 units. The purchase closes out a solid acquisition year in which SSTI accumulated $126 million in self-storage facilities across the United States and in Canada.

     The new site will be rebranded under the SmartStopSM Self Storage trade name.

     "As with our other recent buy in downtown Las Vegas, this bolsters our presence in a market with great long-term potential," said H. Michael Schwartz, SSTI's chairman and CEO. "This is our fifth location here, all with features representing the best in the industry, and is a strong finish to a successful 2010 for our company."

     The property is located at 2025 North Rancho Drive in Las Vegas and contains approximately 94,000 rentable square feet on approximately 3.2 acres of land. It is located at the corner of Rancho Road and Texas Station, about five miles north of central Las Vegas and across the street from the Texas Station Casino. Built in 2006, it consists of one two-story building. Amenities include surveillance cameras, individual locks, climate control, keypad entry, an office and an apartment for the resident manager, and covered RV and boat storage.

     "This is an in-fill Class A facility located on a primary north/south artery serving Las Vegas," said Wayne Johnson, senior vice president of acquisitions for SSTI. "We know it will carry our brand well."

     The Las Vegas-Paradise metropolitan area consists solely of Clark County. With 1.9 million residents in 2009, it is one of the fastest growing areas in the nation. Primary economic drivers include tourism, gaming and conventions, which in turn drive its retail and dining industries. The city serves as headquarters for the world's two largest Fortune 500 gaming companies, Harrah's Entertainment and MGM Mirage.

     SSTI currently owns four other locations in the metropolitan area:

  8501 West Charleston Blvd. in Las Vegas: Two one-story buildings with 190 units.
  3825 South Durango Drive in Las Vegas: One two-story building with 520 units.
  3155 West Ann Road in North Las Vegas: One two-story building with 700 units.
  1120 South Las Vegas Blvd. in Las Vegas: Two three-story buildings with 540 units.

     Since the launch of SSTI two and a half years ago, SSTI's portfolio of wholly-owned properties has expanded to include 45 properties in 15 states (Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Mississippi, Nevada, New Jersey, Pennsylvania, South Carolina, Tennessee, Texas and Virginia) and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStopSM Self Storage throughout the country. Its portfolio includes approximately 32,000 self-storage units and 3.9 million rentable square feet of storage space. SSTI's sponsor is Strategic Capital Holdings LLC, which manages a growing portfolio of over 7 million square feet of commercial properties, including 5.5 million square feet of self-storage facilities, with a combined market value of over $755 million.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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